CORE/3001926.0002/107051475.4
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2015, the stockholders of MGP Ingredients, Inc. (the "Company") approved amendments to the Company's 2014 Equity Incentive Plan (the "Plan") to expand the list of business criteria for certain performance-based awards for purposes of compliance with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code.

The foregoing description of amendments to the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, as amended and restated, which is attached hereto as Exhibit 10.1, and to a description of the amendments to the Plan in Proposal 3 of the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 10, 2015, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2015, upon the recommendation of the Company's Nominating and Governance Committee, the board of directors of the "Company adopted Amended and Restated Bylaws of the Company (the "Bylaws"), effective immediately upon adoption, to supersede and replace the existing bylaws of the Company. The Bylaws were amended to delete provisions in Section 3.7(b) and Section 3.8 that, by their terms, did not apply after December 18, 2014. In addition, certain technical changes were made to Article XI. The foregoing description is a summary of the amendments to the Bylaws and is qualified in its entirety by reference to the Bylaws (with amendments marked) filed herewith as Exhibit 3.1 and incorporated herein by reference. An unmarked copy of the Bylaws is filed herewith as Exhibit 3.2.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders of the Company (the "Annual Meeting") was held on May 21, 2015, in Atchison, Kansas. At the Annual Meeting, the holders of 15,892,501 shares of the Company’s Common Stock were represented in person or by proxy and 316 shares of the Company’s Preferred Stock were represented in person or by proxy, constituting a quorum. The following matters were submitted to a vote of stockholders and the results of the vote were as follows:
1.    Elect nine (9) directors.
(i)     Group A directors by the holders of Common Stock

Director	For	Withheld	Broker Non-Votes
John P. Bridendall	11,434,817	463,417	3,994,267
Terrence P. Dunn	11,103,681	794,553	3,994,267
Anthony P. Foglio	11,670,938	227,296	3,994,267
Daryl R. Schaller	11,649,464	248,770	3,994,267

(ii)     Group B directors by the holders of Preferred Stock

Director	For	Withheld	Broker Non-Votes
Cloud L. Cray, Jr.	316	0	0
Augustus C. Griffin	316	0	0
George W. Page, Jr.	316	0	0
Karen L. Seaberg	316	0	0
M. Jeannine Strandjord	316	0	0

2.     Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Class	For	Against	Abstentions	Broker Non-Votes
Common Stock	15,859,307	20,730	12,148	0
Preferred Stock	316	0	0	0

3.    Approve proposed amendments to the Company’s 2014 Equity Incentive Plan for compliance with Internal Revenue Code Section 162(m).

Class	For	Against	Abstentions	Broker Non-Votes
Common Stock	11,777,500	112,542	7,876	3,994,267
Preferred Stock	316	0	0	0

4.     Adopt an advisory resolution to approve the compensation of the Company's named executive officers.

Class	For	Against	Abstentions	Broker Non-Votes
Common Stock	11,736,479	147,398	14,041	3,994,267
Preferred Stock	316	0	0	0

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of MGP Ingredients, Inc., dated May 21, 2015, marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K
3.2	Amended and Restated Bylaws of MGP Ingredients, Inc., dated May 21, 2015
10.1	MGP Ingredients, Inc. 2014 Equity Incentive Plan (as amended and restated)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: May 27, 2015    By: _/s/ Don Tracy_____________________________________________
Don Tracy, Vice President, Finance and Chief Financial Officer